UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 23, 2007

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On July 24, 2007, Align Technology, Inc. announced that it had terminated its employment relationship with Michael J. Henry, Vice President, Information Technology and Chief Information Officer effective July 23, 2007.  Len M. Hedge, Align’s Vice President, Operations, will assume day-to-day responsibility for the IT department.

(e)  On July 23, 2007, the employment agreement dated December 12, 2005 between Align and Mr. Henry was terminated.  Upon such termination, Align and Mr. Henry entered into a Separation and General Release Agreement dated July 23, 2007, pursuant to which Mr. Henry is entitled to receive one hundred twenty three thousand seven hundred and fifty dollars ($123,750) to be paid in accordance with Align's standard payroll schedule and practices, less applicable deductions and withholding, which represents six months of Mr. Henry's current base salary.  In addition, Align will continue to pay the cost of Mr. Henry's group health insurance for a period of six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2007	ALIGN TECHNOLOGY, INC.
	By:	/s/ Eldon M. Bullington
Eldon M. Bullington
Vice President of Finance and Chief Financial Officer